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                                   EXHIBIT 21

                    SUBSIDIARIES OF DUPONT PHOTOMASKS, INC.

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Name                      Organized Under Laws Of  Ownership
----                     ------------------------- ---------
DuPont Dai Nippon
 Engineering             Delaware                    50.0%

DuPont Photomasks
 Company Limited,
 Shanghai                Peoples Republic of China   71.5%

DuPont Photomasks
 Delaware, Inc.          Delaware                   100.0%

DuPont Photomasks
 Foreign Sales
 Corporation             Barbados                   100.0%

DuPont Photomasks
 (France) S.A.           France                     100.0%

DuPont Photomasks GmbH   Germany                    100.0%

DuPont Photomasks Korea
 Limited                 Republic of Korea          100.0%

DPI Reticle Technology
 Center, LLC             Delaware                    25.0%

DuPont Photomasks Japan
 Company, Limited        Japan                      100.0%

DuPont Photomasks
 Singapore Pte Limited   Singapore                  100.0%

DuPont Photomasks
 Taiwan, Limited         Republic of China           48.4%

Orion Operating
 Corporation             Delaware                   100.0%

DPI Holdings, Inc.       Delaware                   100.0%
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